UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: June 6, 2013

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)	The 2013 annual meeting of shareholders of Oragenics, Inc. was held on June 6, 2013; and

(b)	At the annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Dr. John Bonfiglio, Dr. Frederick Telling, Christine Koski, Robert Koski, Charles Pope, and Dr. Alan Dunton were elected as Directors, to serve until the our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non-Votes
Dr. John Bonfiglio	18,079,413	11,578	2,912,442
Dr. Frederick Telling	17,692,863	398,128	2,912,442
Christine Koski	18,069,363	21,628	2,912,442
Robert Koski	18,067,803	23,188	2,912,442
Charles Pope	17,198,280	892,711	2,912,442
Dr. Alan Dunton	17,198,300	892,691	2,912,442

PROPOSAL II: To conduct a non-binding advisory vote on executive compensation. The votes were as follows:

FOR	18,046,664
AGAINST	22,738
ABSTAIN	21,589
BROKER NON-VOTES	2,912,442

PROPOSAL III: To conduct a non-binding advisory vote on the desired frequency of a non-binding advisory vote on executive compensation. The votes were as follows:

1 YEAR	17,856,213
2 YEARS	204,914
3 YEARS	6,096
ABSTAIN	23,768
BROKER NON-VOTES	2,912,442

PROPOSAL IV: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2013.

FOR	20,986,615
AGAINST	5,818
ABSTAIN	11,000

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 10th day of June, 2013.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer